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                         [Arthur Andersen Letterhead]

                                                                    Exhibit 23.2

June 23, 1999

The Directors
Euro Tech Holdings Company Limited
18/F Gee Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

Dear Sirs,

As independent public accountants, we hereby consent to the use of our report dated June 23, 1999 included in your Form 20-F for the year ended December 31, 1998 and all references to our Firm included in that Form 20-F.

Very truly yours,

/s/ Arthur Andersen & Co.